Exhibit 99.1

MORGANS HOTEL GROUP ENTERS TRANSFORMATIVE DEAL WITH

YUCAIPA COMPANIES TO REDUCE DEBT AND PREFERRED STOCK BY

$230 MILLION

Culmination of 15-Month Strategic Review Process

Significantly Reduces Debt and Near-Term Maturities

Rights Offering to Raise $100 Million

Company Announces New Annual Meeting Date

New York, April 1, 2013 – Morgans Hotel Group Co. (NASDAQ: MHGC) (“Morgans” or the “Company”), the New York-based hospitality management company, today announced that it has signed agreements with The Yucaipa Companies (“Yucaipa”) to cancel Yucaipa’s interests in the Company’s convertible notes, preferred stock and stock warrants in exchange for the Company’s ownership interests in Delano South Beach and The Light Group. This marks the culmination of a 15-month exploration process by a Special Committee of the Board to review strategic alternatives.

The Company will continue to operate Delano South Beach pursuant to a long-term management agreement. In addition, the agreements provide that the Company will launch a $100 million rights offering available to all Morgans’ shareholders, which Yucaipa will backstop at no-fee should the rights not be exercised in full. The combined transactions will reduce Morgans’ debt and preferred stock obligations by $230 million, which includes the elimination of $113 million of debt maturing in 2014. In addition, after retiring the credit facility secured by Delano South Beach, which currently has $35 million of outstanding obligations, the Company projects it will have $65 million of cash remaining from the rights offering.

“This is a transformative deal that will significantly improve our financial position and accelerate the strategic development of our business,” said Michael Gross, CEO of Morgans. “The asset swaps and rights offering will dramatically strengthen our balance sheet, significantly reduce our debt obligations and risk profile, and also eliminate significant near-term maturities. In addition, the cancellation of the preferred stock and warrants will result in a simplified and more flexible capital structure for our shareholders.”

Mr. Gross also noted: “We are announcing this important deal in the context of strong momentum in our business. We expect first quarter System-Wide Comparable RevPAR to be up 16% to 18%, which is the highest rate of growth since the first quarter of 2007, and at Hudson we expect room revenue to be up around 40%. We are also seeing increased interest from development partners in our target regions and expect to announce new management and branding agreements in the coming months. With the recent opening of Delano Marrakech, the completion of Hudson’s room renovations and eight new hotels projected to open in the next three years, we are excited about our ability to expand our business and increase shareholder value.”

Under the agreements, Morgans will transfer its ownership interests in Delano South Beach and The Light Group (including its obligations under $18 million in promissory notes) to Yucaipa in exchange for the cancellation of the following securities held by Yucaipa:

•	$88 million principal amount of the Company’s 2.375% Senior Subordinated Convertible Notes due 2014;

•	75,000 shares of the Company’s Series A Preferred Securities, with an accumulated preference amount of $99 million; and

•	Warrants to acquire 12.5 million shares of the Company’s common stock at $6.00 per share until April 2017.

In addition, Morgans will also receive $6.5 million in cash for the Company’s leasehold interests in three restaurants at Mandalay Bay, Las Vegas that will be operated by The Light Group, and Yucaipa will pay the remaining note obligations of the Company with respect to the acquisition of such leaseholds. Morgans will retain its long-term agreement with MGM Resorts International to convert THEhotel to Delano Las Vegas.

The agreements also provide that the Company will launch a $100 million rights offering available pro-rata to all the Company’s shareholders at $6 per share. To ensure that the Company raises the full $100 million target, Yucaipa has agreed to fully backstop the rights offering, with no fee, should the rights not be exercised in full.

Proceeds of the rights offering will be used to retire the Company’s credit facility secured by Delano South Beach that currently has $25 million of outstanding borrowing and a $10 million letter of credit drawn. The remaining $65 million of cash will be available for general corporate purposes and investment in new hotel contracts.

Subject to the satisfaction of customary closing conditions, the transaction is expected to be consummated in the second quarter of 2013. A shareholder vote is not required to approve any of the combined transactions.

The transaction was negotiated by a Special Transaction Committee of the Board consisting of independent, disinterested directors, and approved by the Special Committee, as well as by a majority of the disinterested members of Board of Directors. The Special Committee was formed in December 2011 to evaluate, negotiate and recommend to the Board various deleveraging and other strategic alternatives, including a possible transaction with Yucaipa. The Board and the Special Committee determined that the transaction was in the best interests of the Company and its stockholders following a 15-month exploration process by the Special Committee, which included the exploration of the sale of Delano South Beach, the sale of the Company and other strategic alternatives.

“After considering various alternatives for over a year, we are pleased to have been able to reach agreement with Yucaipa on what we believe to be a very good transaction for the company and its stockholders,” said Michael Malone, co-chairman of the Special Committee. “This transaction, combined with the rights offering, allows the Company to make significant progress on its goals of deleveraging and raising capital, thus providing the Company with much greater flexibility to execute its growth plan and expand its brand and management business globally, and does so with no inherent dilution to current stockholders.”

Greenhill & Co., LLC served as independent financial advisor to the Special Committee and rendered a fairness opinion regarding the transaction with Yucaipa. Richards, Layton and Finger, P.A. served as independent legal advisor to the Special Committee. Hogan Lovells US LLP and Sullivan & Cromwell LLP served as legal advisors to the Company. Moelis & Co. served as financial advisor and Munger, Tolles & Olson LLP served as legal advisor to Yucaipa.

Conference Call

Morgans will host a conference call to discuss these events on April 1 at 9.00 am Eastern Time.

The call will be webcast live over the Internet and can be accessed at www.morganshotelgroup.com under the About Us, Investor Overview section. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.

The call can also be accessed live over the phone by dialing (888) 802-8577 or (973) 935-8754 for international callers; the conference ID is 31275951. A replay of the call will be available two hours after the call and can be accessed by dialing (800) 585-8367 or (404) 537-3406 for international callers; the conference ID is 31275951. The replay will be available from April 1, 2013 through April 8, 2013.

New 2013 Annual Meeting Date and Record Date

In connection with the contemplated rights offering, the Board determined that it is in the best interests of the Company and its stockholders to postpone its 2013 Annual Meeting of Stockholders originally scheduled for May 15, 2013 to July 10, 2013, and to establish a new record date for the annual meeting of May 29, 2013 in order to allow the holders of the Company’s common stock following the rights offering to vote their shares of common stock (including those shares acquired in the rights offering) on the matters to be presented at the annual meeting, including the election of directors for the next year or until their successors are duly elected and qualified. The 2013 Annual Meeting of Stockholders will be held at Hudson in New York City on Friday, July 10, 2013 at 10:00 AM Eastern Time.

Additional Information and Where to Find It

The Company will be filing a proxy statement and WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2013 Annual Meeting of Stockholders. Stockholders are strongly advised to read the Company’s 2013 proxy statement when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the 2013 proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov or the Company’s website at www.morganshotelgroup.com.

The Company, its directors and its executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders. Information regarding the persons who may, under the applicable rules and regulations of the SEC, be considered participants in the solicitation of stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, will be set forth in the 2013 proxy statement and the other relevant documents to be filed with the SEC. Information concerning the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on March 6, 2013, and the Company’s definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the SEC on April 16, 2012.

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Delano in South Beach and Marrakech, Mondrian in Los Angeles, South Beach and New York, Hudson in New York, Morgans and Royalton in New York, Shore Club in South Beach, Clift in San Francisco, Ames in Boston and Sanderson and St Martins Lane in London. Morgans Hotel Group has ownership interests or owns several of these hotels. Morgans Hotel Group has other property transactions in various stages of completion, including Delano properties in Las Vegas, Nevada; Cesme, Turkey and Moscow, Russia; Mondrian properties in London, England; Istanbul, Turkey; Doha, Qatar and Nassau, The Bahamas; and a Hudson in London, England.

Morgans Hotel Group also owns a 90% controlling interest in The Light Group, a leading lifestyle food and beverage company. For more information please visitwww.morganshotelgroup.com.

Forward-Looking and Cautionary Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. These forward-looking statements reflect our current views about future events, including the Yucaipa transaction, the rights offering and related transactions, and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ materially from those expressed in any forward-looking statement. Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a sustained downturn in economic and market conditions, both in the U.S. and internationally, particularly as it impacts demand for travel, hotels, dining and entertainment; our levels of debt, our ability to refinance our current outstanding debt, repay outstanding debt or make payments on guaranties as they may become due, our ability to access the capital markets and the ability of our joint ventures to do the foregoing; our history of losses; our ability to compete in the “boutique” or “lifestyle” hotel segments of the hospitality industry and changes in the competitive environment in our industry and the markets where we invest; our ability to protect the value of our name, image and brands and our intellectual property; risks related to natural disasters, terrorist attacks, the threat of terrorist attacks and similar disasters; risks related to the completion or failure to complete the Yucaipa transaction, the rights offering and related transactions; and other risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and other documents filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Contacts

Investors:	Richard Szymanski, Morgans Hotel Group Co., +1-212-277-4188

Media:	Lex Suvanto/Neil Maitland, Abernathy MacGregor
+1-212-371-5999, LEX@abmac.com/NAM@abmac.com